Exhibit 10.6
LEASE AGREEMENT
     THIS LEASE AGREEMENT, made and entered into by Alliance Gateway No. 58, Ltd., a Texas limited partnership (“Landlord”), and Victor Equipment Company, a Delaware corporation (“Tenant”):
WITNESSETH:
     1. PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord, the Premises situated within the County of Denton, State of Texas, more particularly described and indicated by the cross-hatched area on Exhibit “A” attached hereto and incorporated herein by reference (the “Premises”) which Premises are to constitute a portion of the Building to be constructed pursuant to the terms hereof, together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease. Tenant’s rights under this Lease shall be subject to all matters of public record, including, without limitation, all easements, deed restrictions, covenants, conditions and restrictions, as may exist from time to time. The term of this Lease (“Term”) shall commence on the Commencement Date (hereinafter defined) and shall end on the last day of the month that is sixty-three (63) months after the Commencement Date. The Premises are to be situated on the Land described on Exhibit “B” attached hereto and made a part hereof.
     A. The “Commencement Date” shall be the date that is the earlier of (i) the date on which Tenant first occupies the Premises for the purpose of conducting its business, or (ii) the date upon which the Leasehold Improvements (hereinafter defined) to be erected in accordance with the Working Drawings (hereinafter defined) described on Exhibit “C” attached hereto and incorporated herein by reference have been substantially completed. As used herein, the term “substantially completed” shall mean that, in the reasonable opinion of Landlord, (i) such improvements have been completed in accordance with the Working Drawings; (ii) the Premises are in good and satisfactory condition, subject only to completion of minor punch list items; and (iii) a certificate of occupancy (the “CO”) has been issued for the Premises, provided, however, if the CO has not been issued due to the non-completion of work which is required to be done by Tenant in order to obtain the issuance of the CO, then the Leasehold Improvements shall be deemed to be “substantially completed” upon satisfaction of the conditions in the immediately preceding clauses (i) and (ii). As soon as such improvements have been substantially completed, Landlord shall notify Tenant in writing that the Commencement Date has occurred. Within ten (10) days thereafter, Tenant shall submit to Landlord in writing a punch list of items needing completion or correction. Landlord shall complete such items within thirty (30) days after the receipt of such notice. In the event Tenant, its employees, agents or contractors cause construction of such improvements to be delayed, Landlord shall notify Tenant in writing of such delay and the Commencement Date shall be deemed to be the date that, in the opinion of Landlord, substantial completion would have occurred if such delays had not taken place. Landlord’s approval of any plans, specifications or working drawings for the Premises shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with any laws, rules, or regulations of governmental agencies or authorities. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a memorandum of acceptance of delivery of the Premises in the form attached hereto as Exhibit “D”.
     B. If the Commencement Date has not occurred by the date that is seventy (70) days after the date Landlord receives a building permit for the Work (as hereinafter defined) (which seventy [70] day period shall be extended (i) by one day for each day constituting a Force Majeure Delay, and (ii) by one day for each day constituting a Tenant Delay, and which date, as so extended, shall be referred to herein as the “First Deadline Date”), then Tenant shall be entitled to receive, as its sole and exclusive remedy, a credit against the first Base Rent due hereunder in an amount equal to $2,340.00 per day for each day that shall elapse from the First Deadline Date until the earlier to occur of the Second Deadline Date (hereinafter defined) or the Commencement Date. If the Commencement Date has not occurred by the date that is one hundred thirty (130) days after the date Landlord receives a building permit for the Work (which one hundred thirty [130] day period shall be extended (i) by one day for each day constituting a

Force Majeure Delay, and (ii) by one day for each day constituting a Tenant Delay, and which date, as so extended, shall be referred to herein as the “Second Deadline Date”), then Tenant shall be entitled to receive, as its sole and exclusive remedy, a credit against the first Base Rent due hereunder in an amount equal to $4,680.00 per day for each day that shall elapse from the Second Deadline Date until the Commencement Date.
     C. Notwithstanding the fact that the Term of this Lease and Tenant’s obligation to pay rent does not commence until the Commencement Date, this Lease shall nevertheless be binding upon the parties in accordance with its terms when executed by Landlord and Tenant.
     2. BASE RENT, SECURITY DEPOSIT AND ESCROW PAYMENTS.
     A. Tenant agrees to pay to Landlord base rent (“Base Rent”) for the Premises, in advance, without demand, deduction or set off, at the following rates and amounts during the Term hereof:

	Monthly	Annual	Per Square Foot
Months	Base Rent	Base Rent	Per Annum
1–3	$0.00	$0.00	$0.00

4–63	$42,184.17	$506,210.00 *	$4.46

*	Annual Base Rent for the first year of the Term of this Lease shall be $379,657.49.
     The first monthly installment of Base Rent, plus the other monthly charges set forth in Paragraph 2C below, shall be due and payable on the date hereof and subsequent monthly installments shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that (i) all payments due hereunder for any fractional calendar month shall be prorated and (ii) no Base Rent is due during the first three months of the Term.
     B. In addition, Tenant agrees to deposit with Landlord on the date hereof (i) the sum of Fifty-Three Thousand Eight Hundred Seventeen and 91/100 Dollars ($53,817.91) in cash (“Cash Security Deposit”), and (ii) a letter of credit (“Letter of Credit”) in the sum of One Hundred Seventy-Five Thousand and 00/100 Dollars ($175,000.00) and in the form attached hereto as Exhibit “I” and made a part hereof issued by a financial institution reasonably acceptable to Landlord, provided the Letter of Credit is payable upon presentation for collection at a branch location within the continental United States. A Letter of Credit shall be maintained in full force and effect at all times during the Term of this Lease. The Letter of Credit shall have an expiration date no earlier than the last day of the twelfth (12th) full month following the Commencement Date and shall be renewed for successive one-year terms during the Term of this Lease. All renewals of the Letter of Credit must be delivered to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit then in effect and, if such renewals are not so timely delivered to Landlord, Landlord shall have the right to present and receive payment on the then-current Letter of Credit. The Cash Security Deposit and the Letter of Credit are collectively referred to herein as the “Security Deposit”. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease, it being expressly understood and agreed that this Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may draw upon the Letter of Credit and use all or part of the proceeds thereof and/or use any portion of the Cash Security Deposit to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such Event of Default without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. The Security Deposit shall be deemed the property of Landlord, but any remaining balance of such Security Deposit shall be returned by Landlord to Tenant when Tenant’s obligations under this Lease have been fulfilled.
     C. In addition to Base Rent and Tenant’s other obligations hereunder, Tenant agrees to pay its proportionate share (as defined in the Basic Lease Information) of the following costs and expenses (collectively, the “Reimbursable Expenses”): (i) Taxes (hereinafter defined)

payable by Landlord pursuant to Paragraph 4A below, (ii) the cost of jointly metered utilities payable pursuant to Paragraph 9 below, (iii) the cost of maintaining insurance pursuant to Paragraph 10A below, (iv) Common Area Charges (hereinafter defined) payable by Tenant in accordance with Paragraph 3 below, (v) the cost of any repair, replacement, or capital expenditures required under any governmental law or regulation that was not applicable to the Building at time of original construction, and (vi) replacement reserves for capital items and other operating expenses required by this Lease. During each month of the Term of this Lease, on the same day that Base Rent is due hereunder, Tenant shall escrow with Landlord an amount equal to 1/12th of Tenant’s proportionate share of such Reimbursable Expenses, as estimated by Landlord in good faith. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2C to pay such Reimbursable Expenses. Landlord shall be entitled to revise its projection in good faith of such Reimbursable Expenses at any time and if Landlord so revises such projection, Tenant shall pay to Landlord, on the same day as Base Rent is due hereunder, an amount equal to 1/12th of Tenant’s proportionate share of such Reimbursable Expenses pursuant to Landlord’s good faith revised estimate thereof. By April 30 of each calendar year (or as soon thereafter as may be practicable) during the Term hereof Landlord shall determine the actual Reimbursable Expenses for the preceding calendar year and shall notify Tenant thereof and provide Tenant with a copy of the accounting and detail of the Reimbursable Expenses. If Tenant’s total escrow payments are less than Tenant’s actual proportionate share of all such Reimbursable Expenses, Tenant shall pay the difference to Landlord within twenty (20) days after demand. If the total escrow payments of Tenant are more than Tenant’s actual proportionate share of all such Reimbursable Expenses, Landlord shall retain such excess and credit it against Tenant’s next annual escrow payments.
     3. COMMON AREA CHARGES. A. In addition to other amounts required to be paid by Tenant hereunder, Tenant shall pay to Landlord Tenant’s proportionate share of the following costs and expenses (collectively, the “Common Area Charges”):
     i. The cost of repair, maintenance and replacement of: (i) the exterior of the Building (including painting), other than those structural repairs and replacements for which Landlord is responsible pursuant to Paragraph 5; (ii) all mechanical, electrical, plumbing, sewer, sprinkler and other life-safety equipment and systems forming a part of the Building or the Project of which the Building forms a part (other than the cost of repair, replacement and maintenance of the items which are Tenant’s responsibility pursuant to Paragraph 6 which shall be paid entirely by Tenant as provided in Paragraph 6); and (iii) all other common areas and facilities constituting a part of the Building or the Project of which the Building forms a part (including, but not limited to, all paved areas in and about the Building).
     ii. The cost of maintenance and replacement of the grass, shrubbery and other landscaping in and about the Building and/or the Project.
     iii. The cost of operating and maintaining in a good, neat, clean and sanitary condition all parking areas, driveways, alleys and grounds in and about the Building (including trash removal).
     iv. The cost of assessments under any applicable Declaration of Covenants, Restrictions and Easements (as may be amended from time to time) which are assessed by the applicable property owners association.
     v. Security services (if furnished by Landlord), and the cost of operating and maintaining any property, facilities or services provided for the common use of Tenant and other lessees of the Building or the Project, which costs shall include, without limitation, management fees (or if no management company is engaged by Landlord for the management of the Project, wages and employee benefits payable to employees of Landlord or affiliates of Landlord whose duties are connected with the operation and maintenance of the Building); provided, however, such management fees (or if no management company is engaged by Landlord, such wages and benefits) shall not exceed an amount equal to three percent (3%) of the Base Rent payable under this Lease.
     B. Notwithstanding the foregoing, it is agreed that with regard to Controllable Expenses (hereinafter defined), Tenant’s obligation to pay any increases in Controllable Expenses for any year of the Term of this Lease following the first year of the Term of this

Lease, shall be limited to an increase of six percent (6%) (the “Cap”) from the amount paid with respect to Controllable Expenses for the immediately preceding year; provided, however, that if any such increase in Controllable Expenses is less than the maximum amount that Controllable Expenses could have increased pursuant to the foregoing applicable Cap (the difference between the maximum amount that such Controllable Expenses could have increased and the amount that they did in fact increase is referred to herein as the “Unused Cap”), then the Unused Cap shall be applied to increase the Cap that is applicable to the year in question and for all subsequent years until all Unused Cap amounts are exhausted. Furthermore, the Unused Cap for all years shall be cumulated and be applied to increase the Caps applicable to all subsequent years in the Term of the Lease. It is the intention of this provision that the Cap provided with respect to Controllable Expenses be a “cumulative cap”. The term “Controllable Expenses” shall mean all Common Area Charges, except for costs described in Paragraph 3A(i) above.
     4. TAXES.
     A. Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as “Taxes”) that accrue against the Premises, and/or the Land and/or improvements of which the Premises are a part. (For purposes of this Lease, the term “Taxes” shall include the amount of any taxes that would otherwise be imposed but for the provisions of any tax abatement agreement with respect to which Landlord is a party which is entered into pursuant to chapter 312 of the Texas Tax Code; and for purposes of this Lease, such abated taxes shall be deemed to be payable by Landlord.) If at any time during the Term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received herefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Land and improvements of which the Premises are a part, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” for the purposes hereof. Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Tenant agrees to pay its proportionate share of the cost of such consultant which cost shall be allocated on a fair and equitable basis.
     B. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Landlord or Landlord’s property and (i) Landlord pays the same or (ii) the assessed value of Landlord’s property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, upon demand Tenant shall pay to Landlord such taxes. In addition, if the Building is a multiple occupancy building and the cost of any improvements constructed to Tenant’s Premises is disproportionately higher than the cost of improvements constructed to the premises of other tenants of the Building, then upon demand Tenant shall pay the amount of Taxes attributable to such disproportionately more expensive improvements, in addition to Tenant’s proportionate share of Taxes.
     Tenant hereby waives any right it may have under Section 41.413 of the Texas Tax Code to protest the appraised value of all or any portion of the Premises and the Building, and any right it may have under Section 42.015 of the Texas Tax Code to appeal an order of the appraisal review board with respect to all or any portion of the Premises and/or the Building. Tenant agrees that Landlord shall have the sole right to protest any appraisals of the Premises and the Building. Tenant also hereby waives any right it may have to receive a copy of any notice received by Landlord of reappraisal of all or any portion of the Premises and/or the Building, including without limitation any notice required under Section 41.413(d) of the Texas Tax Code. Tenant agrees that Landlord shall not be liable to Tenant for any damages for Landlord’s failure to send to Tenant a copy of any notice of reappraisal concerning the Premises and/or the Building, irrespective of any obligation under applicable law of Landlord to provide such notice. Notwithstanding the foregoing, if Tenant protests, challenges or appeals any valuation for property tax purposes of all or any portion of the Premises and/or the Building, and such valuation increases from the value protested, appealed or challenged, Tenant agrees to indemnify Landlord on an after-tax basis for any property taxes due as a result of such increase.
     C. Tenant shall have the right (unless Landlord shall in good faith agree to contest, at Tenant’s sole expense, such tax increase) to contest or resist, in good faith, diligently and by appropriate proceedings, the validity of the amount or rate of any increase or proposed increase in the Taxes, all at Tenant’s sole expense. If Landlord shall agree to contest such Taxes, Landlord shall do so at Tenant’s expense (the cost of which contest, if involving the property of Landlord in addition to the Premises, shall be allocated to Tenant on a reasonable and equitable basis), under the direction and control of Landlord (which shall make all decisions in connection therewith, subject to Tenant’s right to monitor Landlord’s conduct of such contest proceeding); if Landlord elects not to contest such Taxes or, having elected to contest such Taxes, fails to contest such Taxes diligently and in good faith, and such failure continues uncured beyond a reasonable time following written notice from Tenant to Landlord, or if Tenant reasonably determines that Landlord is not pursuing an adequately aggressive position with respect to such tax contest and Landlord fails to comply with Tenant’s reasonable request with respect thereto, Tenant shall have the right to itself contest such Taxes. It shall be a condition precedent to Tenant’s right to contest any such Taxes that Tenant provide Landlord with security (in a form reasonably acceptable to Landlord and Landlord’s mortgagee) in an amount reasonably necessary to assure full payment of such Taxes being contested, together with all penalties, fines and interest and other fees and amounts that could be collected by the taxing authority in case the contest is unsuccessful (but in any event not less than the amount reasonably required by Landlord’s mortgagee in connection with such contest of Taxes). In determining the security required pursuant to the immediately preceding sentence, due regard shall be given to Tenant’s contractual obligations with respect to Taxes pursuant to Paragraph 2C above. Tenant shall in all events pay all such contested Taxes (together with all penalties, fines, interest and such other fees and amounts) at least thirty (30) days prior to the date on which the Premises (or any portion thereof) are scheduled for any unstayed foreclosure on account of nonpayment thereof. Tenant shall indemnify and hold harmless Landlord from and against any and all expenses, liabilities and claims (including but not limited to attorneys’ fees) incurred by or asserted against Landlord or the Project arising as a result of any such contest by Tenant. Landlord and Tenant agree to reasonably cooperate with one another in connection with all contests of Taxes under this Lease.
     5. LANDLORD’S REPAIRS.
     Tenant understands and agrees that Landlord’s maintenance, repair and replacement obligations are limited to those expressly set forth in this Paragraph 5. Landlord, at its own cost and expense, shall be responsible only for repair and replacement of the roof, the foundation, and the structural members of the exterior walls of the Building, reasonable wear and tear excluded. The term “walls” as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs after which Landlord shall have reasonable opportunity to repair same or cure such defect.
     6. TENANT’S REPAIRS AND MAINTENANCE.
     A. Tenant, at its own cost and expense, shall (i) maintain all parts of the Premises (including, but not limited to, the floor slab of the Premises and the mechanical, electrical, plumbing, sewer, sprinkler and other life-safety equipment, fixtures and systems forming a part of the Premises), in good, neat, clean, sanitary and operable condition and (ii) promptly make all necessary repairs and replacements to the Premises in a good and workmanlike manner. In addition to the foregoing, Tenant shall, at its sole expense, repair any damage to the Premises or the Building caused by the negligent or intentional acts or omissions of Tenant or Tenant’s employees, agents or invitees, or caused by Tenant’s default hereunder.
     B. In addition to Tenant’s other obligations hereunder, Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord (such approval not to be unreasonably withheld) for servicing all hot water, heating and air conditioning and elevator systems and equipment within or serving the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract must be provided to Landlord prior to the date Tenant takes possession of the Premises.
     7. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires provided that: (i) such items do not alter the basic character of the Premises or the Building and/or improvements of which the Premises are a part; (ii) such items do not overload or damage the Premises, the Building or such improvements; (iii) such items may be removed without injury to the Premises; and (iv) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord’s specifications and requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Term of this Lease. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the date of termination of this Lease or vacating of the Premises by Tenant, at which time Tenant shall restore the Premises to their original condition except for reasonable wear and tear. All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building and other improvements situated on the Premises or of which the Premises are a part. Notwithstanding anything to the contrary contained herein, it is agreed that the use of and access to the roof of the Building is expressly reserved to Landlord and is expressly denied to Tenant. Tenant shall not penetrate the roof of the Building in any manner, nor install or construct any alterations, additions or improvements thereon, nor otherwise use or occupy the roof at any time during the Term hereof.
     8. SIGNS. Any signage, decorations, advertising media, blinds, draperies, window treatments, bars, and security installations Tenant desires for the Premises shall be subject to Landlord’s written consent (not to be unreasonably withheld) and shall be submitted to Landlord prior to installation of such items. Tenant shall repair, paint, and/or replace the Building facia surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage, all at Tenant’s sole cost and expense. Tenant shall not (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent. Notwithstanding anything to the contrary contained herein, all signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform in all respects to the criteria established by Landlord and to the requirements of all covenants, conditions and restrictions applicable to the Premises and the Building (including, but not limited to, approval by the Development Review Board).
     9. UTILITIES. Tenant shall timely pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, deposits, surcharges or the like pertaining to Tenant’s use of the Premises, and any maintenance charges for utilities. Tenant shall pay all impact or other fees associated with utility hook-ups, meter installations or services to the Premises. Landlord shall have the right to cause any of said services to be separately metered to Tenant, provided the cost of such separate metering is allocated on a fair and equitable basis among all tenants of the Building benefiting from the separate metering. Notwithstanding anything to the contrary contained herein, if Tenant requests separate metering for the Premises, Landlord shall cause such separate metering at Tenant’s sole cost and expense. Tenant shall pay its proportionate share of all charges for jointly metered utilities (including, but not limited to the cost of utilities consumed in connection with providing electrical power for the Building’s canopy lighting, the lighting of the parking facilities and other common areas and facilities associated with the Building, the Building’s fire pump room and irrigation system, as well as other electricity gauged by the “house meter”). Landlord shall not be liable for any interruption or failure of utility service on the Premises.
     10. INSURANCE.
     A. Landlord shall maintain insurance covering the Building of which the Premises are a part in an amount not less than the “replacement cost” thereof insuring against the perils and costs of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief and such other insurance as Landlord shall deem necessary.
     B. Tenant, at its own expense, shall maintain during the Term of this Lease a policy or policies of worker’s compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Two Million Dollars ($2,000,000.00) for property damage and Two Million Dollars ($2,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Tenant, at its own expense, also shall maintain during the Term of this Lease (i) fire and extended coverage insurance covering the replacement cost of all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant, and all of Tenant’s personal property contained within the Premises and (ii) business interruption insurance insuring loss of profits in the event of an insured peril damaging the Premises. Said policies shall (i) name Landlord as an additional insured and insure Landlord’s contingent liability under this Lease (except for the worker’s compensation policy, which instead shall include a waiver of subrogation endorsement in favor of Landlord), (ii) be issued by an insurance company which is licensed to do business in the State of Texas, and which has a Best’s rating of A/VII or better, and (iii) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice shall have been given to Landlord. In addition, such insurance provided by Tenant shall be primary coverage for Landlord when any policy issued to Landlord is similar or duplicate in coverage, and Landlord’s policy shall be excess over Tenant’s policies. All insurance policies carried by Tenant hereunder shall expressly provide (by endorsement or otherwise) that Landlord’s rights thereunder shall be assignable to Landlord’s mortgagee who shall be shown as an additional insured thereon. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Term of the Lease and upon each renewal of said insurance.
     C. Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk, or (iii) cause the disallowance of any sprinkler credits, including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. If any increase in the cost of any insurance on the Premises or the Building of which the Premises are a part is caused by Tenant’s use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.
     11. FIRE AND CASUALTY DAMAGE.
     A. If the Premises or the Building of which the Premises are a part should be damaged or destroyed by fire or other peril, Tenant immediately shall give written notice to Landlord. If the Building of which the Premises are a part should be totally destroyed by any peril which would be covered by the insurance which Landlord is required to maintain under Paragraph 10A above, or if they should be so damaged thereby that, in Landlord’s estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after Landlord’s receipt of all insurance proceeds with respect to such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.
     B. If the Building of which the Premises are a part should be damaged by any peril which would be covered by the insurance which Landlord is required to maintain under Paragraph 10A above, and in Landlord’s reasonable estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of such damage, this Lease shall not terminate, and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises for the benefit of, or by or for Tenant. Effective upon the date of the occurrence of such damage and ending upon substantial completion, if the Premises are untenantable in whole or part during such period, the rent shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If such repairs and rebuilding have not been substantially completed within one hundred eighty (180) days after the date of such damage (subject to Force Majeure Delays [hereinafter defined] and any delays caused by Tenant or its employees, agents or contractors), Tenant, as Tenant’s exclusive remedy, may terminate this Lease by delivering written notice of termination to Landlord in which event the rights and obligations hereunder shall cease and terminate (except as expressly provided to the contrary herein).
     C. Notwithstanding anything herein to the contrary if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate (except as expressly provided to the contrary herein).
     D. Landlord and Tenant hereby waive and release each other (but only to the extent of the insurance coverage required to be maintained by the respective parties hereunder) of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any liability, loss or damage that may occur to the Premises, improvements or the Building of which the Premises are a part, or personal property (building contents) within the Building and/or Premises as the result of any fire or other casualty required to be insured against under this Lease. Each party to this Lease agrees immediately after execution of this Lease to give each insurance company, which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph and to have the insurance policies properly endorsed to reflect such waivers.
     12. LIABILITY AND INDEMNIFICATION. EXCEPT FOR ANY CLAIMS, RIGHTS OF RECOVERY AND CAUSES OF ACTION THAT TENANT HAS RELEASED, LANDLORD SHALL HOLD TENANT HARMLESS AND DEFEND TENANT AGAINST ANY AND ALL CLAIMS OR LIABILITY FOR ANY INJURY OR DAMAGE TO ANY PERSON IN, ON OR ABOUT THE PREMISES OR ANY PART THEREOF AND/OR THE BUILDING OF WHICH THE PREMISES ARE A PART, WHEN SUCH INJURY OR DAMAGE SHALL BE CAUSED BY THE ACT, NEGLECT, FAULT, OR OMISSION OF ANY DUTY WITH RESPECT TO THE SAME BY LANDLORD, ITS AGENTS, SERVANTS AND EMPLOYEES (UNLESS THE INDEMNIFIED LOSS IS CAUSED WHOLLY OR IN PART BY TENANT’S NEGLIGENCE OR INTENTIONAL ACTS, IN WHICH EVENT THIS INDEMNITY SHALL NOT APPLY TO THE ALLOCABLE SHARE OF SUCH LOSS RESULTING FROM TENANT’S NEGLIGENCE OR INTENTIONAL ACTS). EXCEPT FOR ANY CLAIMS, RIGHTS OF RECOVERY AND CAUSES OF ACTION THAT LANDLORD HAS RELEASED, TENANT SHALL INDEMNIFY, PROTECT, HOLD HARMLESS AND DEFEND LANDLORD, ITS AGENTS, EMPLOYEES, CONTRACTORS, PARTNERS, DIRECTORS, OFFICERS AND ANY AFFILIATES OF THE ABOVE-MENTIONED PARTIES (COLLECTIVELY THE “LANDLORD AFFILIATES”) FROM AND AGAINST ANY AND ALL OBLIGATIONS, SUITS, LOSSES, JUDGMENTS, ACTIONS, DAMAGES, CLAIMS OR LIABILITY (INCLUDING, WITHOUT LIMITATION, ALL COSTS, ATTORNEYS’ FEES, AND EXPENSES INCURRED IN CONNECTION THEREWITH) IN CONNECTION WITH ANY LOSS, INJURY OR DAMAGE (I) TO ANY PERSON OR PROPERTY WHATSOEVER OCCURRING IN, ON OR ABOUT THE PREMISES OR ANY PART THEREOF AND/OR OF THE BUILDING OF WHICH THE PREMISES ARE A PART, INCLUDING WITHOUT LIMITATION ELEVATORS, STAIRWAYS, PASSAGEWAYS OR HALLWAYS, THE USE OF WHICH TENANT MAY HAVE IN ACCORDANCE WITH THIS LEASE, TO THE EXTENT SUCH INJURY OR DAMAGE SHALL BE CAUSED BY THE ACT, NEGLECT, FAULT OF, OR OMISSION OF ANY DUTY WITH RESPECT TO THE SAME BY TENANT, ITS AGENTS, SERVANTS, EMPLOYEES, OR INVITEES (II) ARISING FROM THE CONDUCT OF MANAGEMENT OF ANY WORK DONE BY TENANT IN OR ABOUT THE PREMISES, (III) ARISING FROM TRANSACTIONS OF TENANT, OR (IV) ARISING FROM A BREACH, VIOLATION OR NON-PERFORMANCE OF ANY TERM, PROVISION, COVENANT OR AGREEMENT OF TENANT HEREUNDER, OR A BREACH OR VIOLATION BY TENANT OF ANY COURT ORDER OR ANY LAW, REGULATION, OR ORDINANCE OF ANY FEDERAL, STATE OR LOCAL AUTHORITY (COLLECTIVELY, THE “LOSSES”), EVEN IF THE LOSSES ARE CAUSED WHOLLY OR IN PART BY THE NEGLIGENCE OF LANDLORD AND/OR LANDLORD AFFILIATES. IF ANY CLAIM IS MADE AGAINST LANDLORD OR LANDLORD AFFILIATES, TENANT, AT ITS SOLE COST AND EXPENSE, SHALL DEFEND ANY SUCH CLAIM, SUIT OR PROCEEDING BY OR THROUGH ATTORNEYS SATISFACTORY TO TENANT. THE PROVISIONS OF THIS PARAGRAPH 12 SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE WITH RESPECT TO ANY CLAIMS OR LIABILITY OCCURRING PRIOR TO SUCH EXPIRATION OR TERMINATION.
     13. USE. The Premises shall be used only for the purpose of receiving, storing, light manufacturing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant acknowledges that it does not intend to use the Premises to serve the public. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant shall comply with (i) all governmental laws, ordinances and regulations applicable to the use and occupancy of the Premises, and promptly shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense, (ii) the requirements of all deed restrictions, restrictive covenants and other covenants, conditions and restrictions affecting the Building and/or the Land, and (iii) the requirements of “Alliance Development Guidelines” as may exist from time to time, and all amendments thereto. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other lessees of the Building of which the Premises are a part.
     Landlord represents that, to its current actual knowledge, the Land is currently zoned “M-1 Light” industrial pursuant to the zoning ordinance of the City of Roanoke, Texas.
     14. INSPECTION. Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at any time, upon prior reasonable notice, to (i) inspect the Premises, (ii) make such repairs as may be required or permitted pursuant to this Lease, and (iii) show the Premises to prospective purchasers of, or parties who are anticipated to provide financing with respect to, the Building. Notwithstanding the foregoing, Landlord shall have the right to enter the Premises at any time, without notice to Tenant, in case of an emergency posing a threat to persons or property. During the period that is six (6) months prior to the end of the Term of this Lease, upon telephonic notice to Tenant, Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord’s inspection of the Premises shall be deemed correct for the purpose of determining Tenant’s responsibility for repairs and restoration of the Premises.
     15. ASSIGNMENT AND SUBLETTING
     A. Tenant shall not assign (either voluntarily, nor permit assignment by operation of law), sublet, transfer or encumber this Lease, or any interest therein, to any third party without the prior written consent of Landlord (such consent not to be unreasonably withheld); provided, however, Tenant may assign this Lease or sublet the Premises to any entity that controls, is controlled by, or is under common control with Tenant (individually, an “Affiliate”). Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its liability hereunder. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed sublessee or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed sublessee or assignee. Tenant shall reimburse Landlord for Landlord’s actual reasonable out-of-pocket expenses and attorneys’ fees for processing and reviewing Tenant’s request for any subletting or assignment.
     B. In addition to, but not in limitation of, Landlord’s right to approve of any sublessee or assignee, Landlord shall have the option, in its sole discretion, in the event of any subletting or assignment (other than to an Affiliate), to terminate this Lease, or in case of a subletting of less than the entire Premises (other than to an Affiliate), to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord’s receipt of Tenant’s written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Paragraph, the Term of this Lease shall end on the date stated in Landlord’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term hereof; provided, however, that effective on such date Tenant shall pay Landlord all amounts, as estimated by Landlord, payable by Tenant to such date with respect to taxes, insurance, repairs, maintenance, restoration and other obligations, costs or charges which are the responsibility of Tenant hereunder. Further, upon any such cancellation Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which have accrued hereunder as of such cancellation date (in the same manner as if such cancellation date were the date originally fixed in this Lease for the expiration of the Term hereof) and except for those obligations and liabilities which, by the express terms of this Lease, are to survive any expiration or termination hereof. If Landlord recaptures only a portion of the Premises under this Paragraph, the Base Rent during the unexpired Term hereof shall abate proportionately based on the rent per square foot contained in this Lease as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant.
     C. Upon the occurrence of an assignment or subletting, whether or not consented to by Landlord, or mandated by judicial intervention, Tenant hereby assigns, transfers and conveys to Landlord all rents or other sums received or receivable by Tenant under any such assignment or sublease, which are in excess of the rents and other sums payable by Tenant under this Lease (or in case of a sublease, which are in excess of the rents and other sums payable by Tenant with respect to the portion of the Premises that is subleased), and agrees to pay such amounts to Landlord within ten (10) days after receipt.
     D. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. § 101 et. seq. (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.
     E. Any assignee, sublessee or transferee of Tenant’s interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as “Transferees’’), by accepting any such assignment, sublease or transfer shall be deemed to have assumed Tenant’s obligations hereunder, and shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Transferees. No assignment, subletting or other transfer, whether consented to by Landlord or not or permitted hereunder, shall relieve Tenant of its liability hereunder. If an Event of Default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such Transferee all rents payable to Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder.
     16. CONDEMNATION. If more than fifty percent (50%) of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by a conveyance in lieu thereof, and the taking prevents or materially interferes with the use of the Premises for the purpose for which they were leased to Tenant, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than fifty percent (50%) of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by a conveyance in lieu thereof, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of

Landlord; and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant’s fixtures and improvements, if a separate award for such items is made to Tenant.
     17. HOLDING OVER. At the termination of this Lease by its expiration or otherwise, Tenant immediately shall deliver possession of the Premises to Landlord. If, for any reason, Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes either (i) the creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental (or daily rental under (ii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to double the rental being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365-day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 17 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.
     18. QUIET ENJOYMENT. Landlord has the authority to enter into this Lease and so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance from Landlord subject to the terms and provisions of this Lease. If this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases.
     19. EVENTS OF DEFAULT. The following events (herein individually referred to as an “Event of Default”) each shall be deemed to be an event of default by Tenant under this Lease:
     A. Tenant shall fail to pay any installment of the Base Rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days after written notice to Tenant.
     B. Tenant shall: (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.
     C. Any case, proceeding or other action against Tenant or any guarantor of Tenant’s obligations hereunder shall be commenced seeking: (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (b) shall remain undismissed for a period of forty-five (45) days.

     D. Tenant shall (i) fail to take possession of the Premises within thirty (30) days of substantial completion of the Leasehold Improvements, (ii) vacate, desert, or abandon all or a substantial portion of the Premises, or threaten to do so or (iii) fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in default in payment of the rental payments due under this Lease.
     E. Tenant shall fail to promptly discharge any lien placed upon the Premises in violation of Paragraph 22 hereof.
     F. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed above in this Paragraph 19), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant; provided, however, if such failure cannot through the exercise of reasonable diligence be cured within such twenty (20) days, an Event of Default shall not be deemed to have occurred under this Paragraph 19F so long as Tenant commences it curative efforts within such twenty (20)-day period and diligently prosecutes same to completion.
     G. Tenant, its bankruptcy trustee, or any entity authorized by court order to act on behalf of Tenant, shall reject this Lease under 11 U.S.C. sec. 365(a) or any other provision of Title 11 of the United States Code, or the deemed rejection of this Lease by operation of law under 11 U.S.C. sec. 365(d)(4). Any such rejection of this Lease terminates this Lease, without notice of any kind to Tenant, effective on the later of: (1) the date Tenant vacates the Premises following such rejection; (2) the date the Bankruptcy Court with jurisdiction over Tenant’s bankruptcy case enters an order on its docket authorizing Tenant to reject this Lease; or (3) the date this Lease is deemed rejected under 11 U.S.C. sec. 365(d)(4).
     20. REMEDIES.
     A. Upon each occurrence of an Event of Default, Landlord shall have the option to pursue, without any notice or demand, (except as expressly provided otherwise herein) any one or more of the following remedies and/or any other remedies to which Landlord is entitled at law or in equity:
     (1) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may, without any further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in rental, enter upon and take possession of the Premises and remove Tenant and its effects without being liable for prosecution or any claim for damages therefor, and Tenant shall indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises or otherwise, including any loss of rental for the remainder of the Term.
     (2) If the Event of Default relates to nonpayment of Base Rent or any other monetary sum due hereunder, or the desertion, vacation or abandonment of the Premises, terminate this Lease, in which event Tenant’s default shall be deemed a total and entire breach of Tenant’s obligations under this Lease and Tenant immediately shall become liable for damages in an amount equal to the excess of (i) the total rental for the remainder of the Term, discounted at the Prime Rate (hereinafter defined) to the then present value, together with all other actual and reasonable expenses incurred by Landlord in connection with Tenant’s default, all sums due pursuant to Paragraph 20B below, and the unpaid rental due as of the date of termination, over (ii) the fair market rental value of the Premises for the balance of the Term, discounted at the Prime Rate to the then present value. For the purposes of clause (i) above, the components of monthly rent (other than Base Rent) for the remainder of the Term shall be deemed to be equal to the respective monthly amounts thereof as were due and payable during the month in which the Lease was terminated. It is acknowledged, intended and agreed that the amounts which Landlord is entitled to recover under this Paragraph 20A(2) constitute liquidated damages and not a penalty for Tenant’s defaults related to nonpayment of rental, or the desertion, vacation or abandonment of the Premises. Such amounts constitute the parties’ best, good faith, and reasonable estimate of the damages which would be suffered by Landlord in the event any such default occurs, the exact amount of such damages being difficult or impractical to calculate.
     (3) Enter upon and take possession of the Premises as Tenant’s agent without terminating this Lease and without being liable for prosecution or any claim for damages therefor, and Landlord may relet the Premises as Tenant’s agent and receive the rental therefor, in which event Tenant shall pay to Landlord on demand all sums due pursuant to Paragraph 20B below, together with any deficiency that may arise by reason of such reletting.
     (4) Do whatever Tenant is obligated to do under this Lease and enter the Premises, without being liable for prosecution or any claim for damages therefor, to accomplish such purpose. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting compliance with this Lease on Tenant’s behalf, together with interest thereon at the highest lawful rate from the date Landlord incurs the expense in question until Landlord is reimbursed therefor.
     (5) Require Tenant to pay any rental in quarterly installments in advance of each calendar quarter during the Term by certified or cashier’s check.
     (6) With twenty-four (24) hours prior notice, alter the locks and any other security device or devices which allow Tenant access to the Premises or the Building of which the Premises form a part, and Landlord shall not be required to provide a new key or right of access to Tenant, and restrict or terminate any right to use parking facilities associated with the Building as well as utility services to the Premises. This Paragraph 20A(6) is intended to and shall supersede the provisions of Section 93.002 of the Texas Property Code.
     B. Upon the occurrence of an Event of Default, in addition to any other sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord: (i) brokers’ fees incurred by Landlord in connection with reletting the whole or any part of the Premises to the extent such brokers’ fees (if calculated based on the term of the lease for the reletting) are attributable to the remainder of the Term of this Lease; (ii) the costs of removing and storing Tenant’s or other occupant’s property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; (iv) all reasonable expenses incurred in marketing the Premises and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all actual and reasonable attorneys’ fees and all court costs in connection with such proceeding. If Tenant files a voluntary petition under any chapter of title 11 of the United States Code, or if an involuntary petition is filed against Tenant seeking relief under any chapter of title 11 of the United States Code, Tenant acknowledges that Landlord may, at its option, retain an attorney to represent Landlord in such bankruptcy case and all attorneys’ fees and expenses (including expenses of consulting or testifying expert witnesses) incurred by Landlord in connection with such bankruptcy case shall be recoverable by Landlord as additional rent under this Lease and shall constitute part of the cure required under 11 U.S.C. sec. 365(b)(l)(A) if Tenant seeks to assume or assume and assign this Lease.
     C. In the event Tenant fails to make any payment due hereunder when payment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such payment; and the failure to pay such amount within five (5) days after demand therefor shall be an additional Event of Default hereunder. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.
     D. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to this Lease, at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with that or any subsequent default.
     E. The term “Prime Rate” as used herein shall mean the per annum “prime rate” of interest as published, on the date on which this Lease is terminated in accordance with this Paragraph 20, by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates”, or if The Wall Street Journal is not published on the date on which this Lease is terminated, then the “prime rate” of interest as published in The Wall Street Journal on the most recent date prior to the date on which this Lease is so terminated or, if The Wall Street Journal has ceased publication and does not have a comparable successor as of the date on which this Lease is terminated, then the “Prime Rate” as used herein shall mean the prime rate of interest announced from time to time by Bank One Texas, N.A.
     F. If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying in detail such failure (or if the failure cannot be corrected, through the exercise of reasonable diligence, within such thirty (30)-day period, if Landlord does not commence to correct same within such thirty (30)-day period and thereafter diligently prosecute same to completion), Tenant’s sole and exclusive remedy shall be an action for damages. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term “Landlord” shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of Landlord thereafter accruing, but such covenants and obligations shall be binding during the Term of this Lease upon each new owner for the duration of such owner’s ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord of any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises or of the Building of which the Premises are a part; however, in no event, shall any deficiency judgment of any kind be sought or obtained against Landlord.
     G. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any landlord thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.
     H. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.
     I. This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant.
     21. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Building of which the Premises are a part; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be reasonably required by any mortgagee, trustee or holder for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or deed of trust (Tenant hereby agreeing that an instrument in the form of Exhibit “H” attached hereto and made a part hereof is acceptable to Tenant for such purpose). If any future mortgagee or beneficiary under a mortgage or deed of trust hereafter placed upon the Building desires to subordinate its mortgage or deed of trust to this Lease, Tenant agrees that it shall promptly execute such instruments as may be reasonably required by such mortgagee or beneficiary in order to effect such subordination.
     22. MECHANIC’S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.
     23. HAZARDOUS MATERIALS.
     A. Tenant shall never incorporate into, or dispose of, at, in or under the Premises, the Building or the Land any toxic or hazardous materials. Tenant further agrees not to use at, place in, or store at the Premises any toxic or hazardous materials, except for those toxic or hazardous materials that are either (a) office supplies or (b) kitchen cleaning materials that are generally considered to be a household cleaner and are purchased in a container not larger than one (1) gallon and then only if (i) all such toxic or hazardous materials, supplies and materials are properly labeled and contained, (ii) all such toxic or hazardous materials are stored, handled, transported and disposed of in accordance with highest accepted industry standards and all applicable laws, rules and regulations, and (iii) if a material safety data sheet is required under applicable laws to accompany the toxic or hazardous materials, supplies or materials, a copy of such current material safety data sheet is provided to Landlord. For purposes of this Lease, “toxic or hazardous materials” shall mean hazardous or toxic chemicals or any materials containing hazardous or toxic chemicals at levels or content which cause such materials to be classified as hazardous or toxic as then prescribed by the highest industry standards or by the then current levels or content as set from time to time by the U.S. Environmental Protection Agency (“EPA”) or the U.S. Occupational Safety and Health Administration (“OSHA”) or as defined under 29 CFR 1910 or 29 CFR 1925 or other applicable governmental laws, rules or regulations. In the event there is a spill of toxic or hazardous materials (other than permitted office supplies and kitchen cleaning supplies) at the Premises, the Building or the Land, Tenant shall notify Landlord of the method, time and procedure for any clean-up and removal of such toxic or hazardous materials; and, Landlord shall have the right to require reasonable changes in such method, time or procedure. In the event there is a spill of a toxic or hazardous material that comes from office supplies in the Premises, Tenant shall notify Landlord if the spill would in any way endanger or pose a threat to Tenant’s employees, Building maintenance or custodial personnel, other Building tenants or the general public. In the event of any breach of this provision by Tenant or any contamination of the Premises, the Building or the Land, by Tenant, Tenant shall pay all costs for the removal or abatement or clean-up of any toxic or hazardous materials at the Premises, the Building and the Land. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials caused by Tenant, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges, unless the testing determines the hazardous material was not caused by Tenant or persons acting under Tenant. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s reasonable request concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession or elsewhere if caused by Tenant or persons acting under Tenant.

     B. Landlord represents and warrants to Tenant as of the date hereof that to Landlord’s current actual knowledge there is no environmental contamination of the Land other than as disclosed in the Phase I Environmental Site Assessment dated July 22, 2002, prepared by HBC Engineering (“Environmental Report”) a copy of which Environmental Report has been provided to Tenant; provided, however, Landlord makes no representation or warranty regarding the accuracy of the findings, conclusions or recommendations contained in the Environmental Report or the qualifications of the consultant who prepared the Environmental Report. The term “Landlord’s current actual knowledge” and terms of similar import shall be construed to mean the actual knowledge (and not constructive knowledge) of Robert Alter and Tony Creme.
     C. This Paragraph 23 shall survive the expiration or any termination of this Lease.
     24. MISCELLANEOUS.
     A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
     B. The terms, provisions and covenants contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease. Upon any Landlord’s conveyance of the Building or the Land, and the assignment of its rights under this Lease, to another party (“Successor”), such Landlord shall be released from its obligations hereunder and the Successor shall become the “Landlord” hereunder from and after the date of any such conveyance and assignment and shall thereafter have all of the rights and obligations of Landlord hereunder, in accordance with the terms hereof, during the period of its ownership of the Building. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.
     C. Neither Tenant nor Landlord shall be held responsible for delays in the performance of their respective obligations hereunder when such delays are caused by material shortages, weather, acts of God, labor disputes or other causes beyond the reasonable control of Tenant or Landlord, as the case may be (collectively, the “Force Majeure Delays”); provided, however, the foregoing shall be inapplicable to and shall not in any way excuse Tenant’s or Landlord’s failure to timely pay Base Rent, other rent or other monetary amount, as applicable, due hereunder from one party to the other at the time such payments are due.
     D. Tenant agrees, from time to time, within ten (10) days after request by Landlord, to deliver to Landlord or Landlord’s designee, a certificate of occupancy, financial statements and an estoppel certificate stating (1) that this Lease is in full force and effect, (2) the date to which rent is paid, (3) that there is no default on the part of Landlord or Tenant under this Lease, (4) that Tenant does not have any right of offset, claims or defenses to the performance of its obligations under this Lease, and (5) such other factual matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such ten (10) day period and such certificate as signed by Landlord or Landlord’s designee, as the case may be, shall be fully binding on Tenant, if Tenant fails to deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate executed by Landlord or Landlord’s designee, as the case may be, on behalf of Tenant.
     E. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.
     F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the Term hereof, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment thereon, in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for real estate taxes and insurance premiums, common area maintenance, utility and other charges for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any security deposit held by Landlord shall be credited against the amounts due from Tenant under this Paragraph 24F.
     G. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
     H. All references in this Lease to “the date hereof” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.
     I. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker or agent identified in the Basic Lease Information, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.
     J. If and when included within the term “Landlord”, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord. If and when included within the term “Tenant”, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms “Landlord” and “Tenant”, respectively, shall be bound by notices given in accordance with the provisions of Paragraph 25 hereof to the same effect as if each had received such notice.
     K. By taking possession of the Premises, Tenant shall be deemed to have: (a) acknowledged that the Premises and the improvements to be constructed pursuant to Exhibit “C” attached hereto are substantially complete except for “punch list” items (if any) and are accepted “as is” and “with all faults”; (b) accepted the Premises as suitable for the purposes for which the Premises are leased; and (c) acknowledged that the Premises are in a good and satisfactory condition. Landlord expressly disclaims, and Tenant hereby waives to the full extent permitted by law, any implied warranty that the Premises or the Building are suitable for Tenant’s intended commercial purpose, and any and all other implied warranties (whether arising by virtue of statute, case law or otherwise). The foregoing shall not be construed to relieve Landlord from its obligations which are expressly set forth in this Lease.

     L. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery or possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required by Paragraph 2B hereof and one month’s rent as set forth in Paragraph 2A hereof.
     M. Landlord and Tenant agree that the terms and conditions of this Lease are confidential and the parties hereto agree not to disclose the terms of this Lease to any third party (other than to its attorneys and accountants and other than to parties who propose to purchase or finance the Building, or the Project of which the Building forms a part, or who propose to become investors in Landlord) except as may be required by law or by the order of a court of competent jurisdiction.
     N. [Intentionally Omitted]
     O. Tenant agrees that Landlord or an affiliate of Landlord may include Tenant’s name and logo in marketing literature for the Alliance development, the Circle T development, and other developments owned and/or operated by Landlord or an affiliate of Landlord, for the limited purpose of informing third parties that Tenant is occupying the Project or the larger development of which the Project is a part.
     25. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant, or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:
     (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth in the Basic Lease Information or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord. In addition to Base Rent due hereunder, all sums of money and all payments due Landlord hereunder shall be deemed to be additional rental owed to Landlord.
     (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth in the Basic Lease Information, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.
     (c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out in the Basic Lease Information, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.
     26. LANDLORD’S LIEN. In addition to any statutory lien for rent in Landlord’s favor, Landlord shall have and Tenant hereby grants to Landlord, subject to any existing liens, a continuing security interest, to secure payment of all rentals and other sums of money becoming due hereunder from Tenant and for the performance of all of its other obligations hereunder, upon all equipment, fixtures, and furniture now or hereafter situated at the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all other obligations of Tenant have been fully performed and discharged. In the event any of the foregoing described property is removed from the Premises in violation of the covenant in the preceding sentence, the security interest shall continue in such property and all proceeds and products, regardless of location. Upon the occurrence of an Event of Default hereunder, or upon Tenant’s threatened breach of its obligations hereunder (including, without limitation, any threatened vacation or abandonment of the Premises), in addition to all other rights and remedies, Landlord shall have all rights and remedies under the Uniform Commercial Code, including without limitation, the right to sell the property described in this Paragraph at public or private sale upon five (5) days’ notice by Landlord. Tenant hereby agrees to execute such other instruments, necessary or desirable under applicable law, to perfect the security interest hereby created. Landlord and Tenant agree that this Lease and security agreement serves as a financing statement and that a copy, photographic or other reproduction of this portion of this Lease may be filed of record by Landlord and have the same force and effect as the original. This security agreement and financing statement also covers fixtures located at the Premises subject to this Lease and legally described in Exhibit “A” attached hereto and incorporated herein by reference and is to be filed for record in the real estate records. The record owner of this property is Landlord. Concurrently with the execution hereof, Tenant shall execute and deliver to Landlord a financing statement in the form attached hereto as Exhibit “E”.
     27. PARKING. Landlord shall provide Tenant approximately one hundred twenty (120) vehicular parking spaces on the surface parking lot (the “Parking Lot”) constructed on the Land in front of the Building as generally depicted on Exhibit “A” attached hereto and incorporated herein by reference. Additional parking will be available to Tenant at the rear of the Building as generally shown on Exhibit “A”. During the Term of this Lease, Tenant shall be permitted to use all of the vehicular parking spaces located on the Parking Lot, subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Lot. The parking spaces in the Parking Lot shall be made available to Tenant on a first-come first-served basis, it being agreed that Landlord shall have no obligation to patrol, police, or monitor the Parking Lot or to take any other actions to ensure that Tenant has the use of all such parking spaces.
     28. ADDITIONAL PROVISIONS. See Exhibits “A” – “I” attached hereto and incorporated by reference herein.
     EXECUTED BY LANDLORD, this 22nd day of September, 2003.

ALLIANCE GATEWAY NO. 58, LTD., a Texas limited partnership

By:	Hillwood Alliance Management, L.P., a Texas limited partnership, its general partner

	By:	Hillwood Alliance GP, LLC, a Texas limited liability company, its general partner

		By:	/s/ Michael K. Berry
		Name:	Michael K. Berry
		Its:	Exec. Vice President
     EXECUTED BY TENANT, this 22 day of September, 2003.

VICTOR EQUIPMENT COMPANY,
a Delaware corporation

By:	/s/ James H. Tate
Name:	James H. Tate
Its:	Sr. V.P. & CFO

EXHIBIT “A”

A-1

EXHIBIT“B”
Exhibit B
Land
BEING a tract of land situated in the J. Short Survey, Abstract No. 1236 and the L. Dotson Survey, Abstract No. 392, City of Roanoke, Denton County, Texas and being a portion of those tracts of land as described by deed to All Investment, L.P. and recorded in Volume 425a, Page 137, Volume 4785, Page 868, and Volume 4577, Page 1295, and all of that tract of land as described by deed to Alliance Gateway No. 58, Ltd. And recorded in Volume 5132, Page 687, all of Real Property Records of Denton County, Texas, said tract of land being more particularly described by metes and bounds as follows:
BEGINNING at a 5/8 inch iron rod with cap stamped “Carter & Burgees” found at the southeast corner or Lot 1, Block 4, Alliance Gateway North Addition as recorded in Cabinet 5, Page 15, said Plat Records of Denton County, Texas, also the northeast corner of said Alliance Gateway No. 58, Ltd. tract, said point being in the westerly right-of-way line of Freedom Drive (80 min. right-of-way);
THENCE along said westerly right-of-way line of said Freedom Drive, the following bearings and distances;
S 00 deg, 00 min. 57 sec. E, 299.68 feet to a 5/8 inch iron rod with cap stamped “Carter & Burgees” set, the beginning of a curve to the left;
[ILLEGIBLE] feet along the arc of said curve to the left through a central angle of 10 deg. 24 min. 07 sec., a radius of 1040.00 feet and a long chord of S.0S deg. 13 min. 01 sec. E, 180.55 feet to a 5/8 inch from rod with cap stamped “Carter & Burgees” set;
S 10 deg. 25 min. 04 sec. E, 30.97 feet to a 5/8 inch iron rod with cap stamped “Carter & Burgees” set, the beginning of a curve to the right;
47.12 feet along the arc of said curve to the right through a central angle of 90 deg. 00 min. 00 sec., a radius of 30.00 feet and a long chord of S 24 deg. 34 min. 56 sec. W, 42.43 feet to a 5/8 inch iron rod with cap stamped “Carter & Burgees” set in the northerly right-of-way line of Honriotta Creek road;
THENCE along the northerly right-of-way line of said Henrietta Creek road, the following bearings and distances:
S 79 deg. 34 min. 56 sec. W, 178.56 feet to a 5/8 inch iron rod with cap stamped “Carter & Burgees” set, the beginning of a curve to the right;
191.44 feet along the arc of said curve to the right through a central angle of 10 deg. 38 min. 57 sec., a radius of 1010.00 feet and a long chord of a 8.84 deg. 54 min. 24 sec. W, 191.16 feet to a 5/8 inch iron rod with cap stamped “Carter & Burgees” set;
N 59 deg. 46 min. 08 sec. W, 061.51 feet to a 5/8 inch iron rod with cap stamped “Carter & Burgees” set; the beginning of a curve to the left;
244.68 feet along the arc of said curve to the right through a central angle of 07 deg. 09 min. 09 sec., a radius of 1960.00 feet and a long chord of N 86 deg. 11 min. 33 sec. W, 244.52 feet to a 5/8 inch iron rod with cap stamped “Carter & Burgees” set, the beginning of a reverse curve to the left;
6.21 feet along the arc of said reverse curve to the left through a central angle of 00 deg. 10 min. 28 sec., a radius of 2040.00 feet and a long chord of N 02 deg. 42 min. 12 sec. W, 6.21 feet to a 5/8 inch iron rod with cap stamped “Carter & Burgees” set in the easterly line of Alliance Gateway-Phase III Association, Inc. tract as recorded in Volume 4915, Page 1412, said County Records;
THENCE along the easterly line of said Alliance Gateway-Phase III Association, Inc. tract, the following bearings and distances.
N 00 deg. 00 min. 57 sec. W, 161.12 feet to a 5/8 inch iron rod with cap stamped “Carter & Burgees” set, the beginning of a curve to the right;
159.04 feet along the arc of said curve to the right through a central angle of 53 deg. 36 min. 03 sec., a radius of 170.00 feet and a long chord of N 26 deg. 47 min. 05 sec. S , 183.30 feet to a 5/8 inch iron rod with cap stamped “Carter & Burgees” set, the beginning of a reverse curve to the left;
315.17 feet along the arc of said reverse curve to the left through a central angle of 53 deg. 36 min. 03 sec., a radius of 230.00 feet and a long chord of N 26 deg. 47 min. 08 sec. Y 207.41 feet to a 5/8 inch iron rod with cap stamped “Carter & Burgees” set;
N 00 deg. 00 min. 57 sec. W, 115.98 feet to a 5/8 inch iron rod with cap stamped “Carter & Burgees” set, the southwest corner of the aforementioned lot 1, Blook 4, Alliance Gateway North Addition;
THENCE N 85 deg. 59 min. 03 sec. E 1315.00 feet along said southerly line to the POINT OF BEGINNING and containing 045.240 square feet or 19.427 acres of land, more or less.

B- 1

EXHIBIT “C”
LEASEHOLD IMPROVEMENTS
     1. WORKING DRAWINGS. Landlord shall cause to be prepared plans, specifications and construction drawings of all improvements for the Premises (“Leasehold Improvements”) which Leasehold Improvements are generally described on Exhibit C-1 attached hereto and made a part hereof.
     Landlord shall submit such plans, specifications and construction drawings to Tenant for its review and approval. Tenant agrees that it shall not unreasonably withhold or delay giving its approval of such submitted plans, specifications and construction drawings. If Tenant has not given Landlord written notice of its disapproval of such plans, specifications and construction drawings within five (5) business days after they are submitted to Tenant, then Tenant shall be deemed to have approved the submitted plans, specifications and construction drawings. As used herein, “Working Drawings” shall mean the final plans, specifications and construction drawings which are prepared by Landlord and which are approved by Tenant (or deemed approved by Tenant), as amended from time to time by any approved changes thereto, and “Work” shall mean the work required to construct and install all Leasehold Improvements to be constructed in accordance with and as indicated on the Working Drawings. Preparation by Landlord of the Working Drawings shall not be a representation or warranty of Landlord, and shall create no responsibility or liability on the part of Landlord, with respect to their adequacy for any use, purpose or condition, their completeness, design sufficiency, or compliance with any laws, rules or regulations of governmental agencies or authorities, but shall merely be the consent of Landlord to the performance of the Work. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible “as-built” plan (e.g., sepia) of the Leasehold Improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes.
     2. CONTRACTOR. Landlord shall enter into the construction contract (“Contract”) with the contractor who has been selected by Landlord to perform the Work (“Contractor”). The Contract shall be in form and substance acceptable to Landlord. The Contractor and all subcontractors shall be required to procure and maintain (a) insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require and such insurance policies must name Landlord and Landlord’s mortgagee as additional insureds and (b) if Landlord so elects, payment and performance bonds covering the cost of the Work and otherwise reasonably satisfactory to Landlord. Certificates of such insurance, with paid receipts therefor, and copies of such bonds must be received by Landlord before the Work is commenced.
     3. TENANT DELAY. If a delay in the performance of the Work occurs (a) because of any change by Tenant to the Working Drawings, (b) because of any specification by Tenant of materials or installations in addition to or other than Building standard finish-out materials, (c) because of any specification by Tenant of materials with long procurement lead times when materials of comparable quality are more readily available, (d) because of Tenant’s failure to pay when due any expense, charge or fee due from Tenant to Landlord pursuant to this Lease, (e) if Tenant or Tenant’s agents delay in approving the proposed plans, specifications, or construction drawings prepared or caused to be prepared by Landlord, or (f) Tenant’s or Tenant’s agents otherwise delay completion of the Work (including, without limitation, any delay caused by Tenant’s early occupancy of a portion of the Premises), then, any such delay shall be a “Tenant Delay”.
     4. ARCHITECTURAL FEE AND FIRE ALARM ALLOWANCES. Landlord shall provide to Tenant an architectural fee allowance (“Architectural Fee Allowance”) for the purpose of defraying the costs associated with engaging an architect to design, review and inspect the Working Drawings and the Leasehold Improvements, which Architectural Fee Allowance shall be equal to $24,000.00. Landlord shall provide to Tenant a fire alarm allowance (“Fire Alarm Allowance”) for the purpose of defraying the cost of installation of a fire alarm system, which Fire Alarm Allowance shall be equal to $58,500.00.

C-1

     5. CONSTRUCTION MANAGEMENT FEE. Upon completion of the Work, Tenant shall pay to Landlord a construction management fee in an amount equal to five percent (5%) of hard costs.
     6. EARLY OCCUPANCY. Upon the following terms and conditions, Landlord shall permit Tenant to occupy a portion of the Premises prior to the date on which all of the Leasehold Improvements have been substantially completed: (i) Tenant shall be permitted to occupy such portion of the Premises only for the purpose of installing Tenant’s racks and fixtures, but not for any other purpose; (ii) Tenant shall be permitted to occupy such portion of the Premises only if the Leasehold Improvements to be constructed in such portion of the Premises have been completed and a certificate of occupancy has been issued for such portion of the Premises; (iii) Tenant’s early occupancy of such portion of the Premises shall not interfere with the construction of the Leasehold Improvements; and (iv) such early occupancy shall be subject to all of the terms and conditions of this Lease (including, but not limited to, Tenant’s indemnification obligations and Tenant’s obligations to carry insurance) other than the payment of Base Rent the payment of which shall commence as provided in Paragraph 2 of the Lease.
     7. LEASE CONSTRUCTION PROVISIONS. To the extent not inconsistent with this Exhibit, Paragraph 7 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

C-2

EXHIBIT “C-1”
1.	2,500 SF of office space in the warehouse, including restrooms and a breakroom ($35 per square foot budgeted for this).

2.	3,711 SF of office space in the assembly area including shipping office, medical assembly, dust room, HP & I assembly and compressor room – all open configuration ($30 per square foot budgeted for this).

3.	1,400 SF of breakroom and warehouse restrooms ($50 per square foot budgeted for this).

4.	Warehouse lighting of (153) 400-watt metal halide fixtures (estimated to reasonably achieve approximately 30fc average at 36” A.F.F. in an open warehouse; depending on rack layout, the foot-candle result may change).

5.	Air conditioning for a warehouse/distribution use (as opposed to an assembly manufacturing use) in the warehouse (including additional power for A/C) to achieve an approximate 20-degree temperature delta.

6.	Heat in the warehouse to achieve an approximate temperature delta of 30-degrees.

7.	Electrical service to the space, as well as electrical drops to boxes per drawing provided to Landlord by Tenant on or about August 7, 2003.

8.	Overhead domestic waterline.

9.	Approximately twenty (20) trailer storage spaces across from the dock doors.

10.	Seventeen (17) dock doors equipped with seals and 25,000lb. manual dock levelers.

11.	One (1) 12’x14’ oversize dock door.

12.	Demising wall (tape and bed only).

C-1-1

EXHIBIT “D”
MEMORANDUM OF ACCEPTANCE OF PREMISES
     This memorandum is entered into on      , 200_, by Alliance Gateway No. 58, Ltd. (“Landlord”) and Victor Equipment Company (“Tenant”), pursuant to Paragraph 1 of the Lease Agreement (“Lease”) dated      , 2003, executed by Landlord and Tenant. All terms used herein have the same meanings as in the Lease. This memorandum amends the Lease (including the Basic Lease Information) to the extent of the matters set forth herein.
1.	The Commencement Date is , 200 .

2.	The Premises contain 113,500 square feet of area.

3.	The Building contains 278,333 square feet of area.

4.	Tenant’s Proportionate Share is 40.79%.
             LANDLORD:

ALLIANCE GATEWAY NO. 58, LTD., a Texas limited partnership

By:	Hillwood Alliance Management, L.P.,
a Texas limited partnership,
its general partner

	By:	Hillwood Alliance GP, LLC,
a Texas limited liability company,
its general partner

By:

Name:

Its:

             TENANT:

VICTOR EQUIPMENT COMPANY, a Delaware corporation

By:	James H. Tate
Name:	James H. Tate
Its:	Sr. V.P. & CFO

D-1

EXHIBIT “E”
UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS (front and bacK) CAREFULLY A. NAME & PHONE OF CONTACT AT FILER [optional] B. SEND ACKNOWLEDGMENT TO: (Name and Address) THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1. DEBTOR’S EXACT FULL LEGAL NAME -Insert only one debtor name (la or 1b) — do ml abbreviate of combine names la. ORGANIZATION’S NAME OR 1b. individual’s last name first name middle name suffix 1c. mailing address city state postal code country 1d tax id #: ssn orein add’l info re 1a. type of organization 1f, jursdiction of organization 1g, organizational id #. if any organization debtor none 2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME -Insert only one debtor name (2a or 2b) -Jo not abbreviate or combine names 2a. ORGANIZATION’S NAME OR 11 2b. INDIVIDUAL’S LAST NAME FIRST NAME MIDDLE NAME SUFFIX 2c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 2d. TAX ID fr SSN OREIN ADDL INFO RF, 2e. TYPE OF ORGANIZATION 2f. JURISDICTION OF ORGANIZATION 2g. ORGANIZATlONAL ID # any ORGANIZATION DEBTOR NONE 3. SECURED PARTY’S NAME — (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/F) — Insert only one secured party name (3a or 3b) 3a. ORGANIZATION’S NAME 3D. INDIVIDUAL’S LAST NAME FIRST NAME MIDDLE NAME SUFFIX 3c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 4. This FINANCING STATEMENT covens the following collateral:

Instructions for National UCC Financing Statement (Form UCC1)
Please type or laser-print this form. Be sure it is completely legible. Read all instructions, especially Instruction 1; correct Debtor name is crucial. Follow Instructions Completely.
Fill in form very carefully; mistakes may have important legal consequences. If you have questions, consult your attorney. Filing office cannot give legal advice. Do not insert anything in the open space in the upper portion of this form; it is reserved for filing office use.
When properly completed, send Filing Office Copy, with required fee, to filing office. If you want an acknowledgment, complete item B and, if filing in a filing office that returns an acknowledgment copy furnished by filer, you may also send Acknowledgment Copy; otherwise detach. If you want to make a search request, complete Item 7 (after reading Instruction 7 below) and send Search Report Copy, otherwise detach. Always detach Debtor and Secured Party Copies.
If you need to use attachments, use 8-1/2 X 11 inch sheets and put at the top of each sheet the name of the first Debtor, formatted exactly as it appears in item 1 of this form; you are encouraged to use Addendum (Form UCC1Ad).
A.	To assist filing offices that might wish to communicate with filer, filer may provide information in item A. This item is options.

B.	Complete item B if you want an acknowledgment sent to you. If filing in a filing office that returns an acknowledgment copy furnished by filer, present simultaneously with this form a carbon or other copy of this form for use as an acknowledgment copy.

1.	Debtor name: Enter only one Debtor name in item 1, an organization’s name (1a) or an individual’s name (1b). Enter Debtor’s exact full legal name. Don’t abbreviate.

1a.	Organization Debtor. “Organization” means an entity having a legal identity separate from its owner. A partnership is an organization; a sole proprietorship is not an organization, even if it does business under a trade name. If Debtor is a partnership, enter exact full legal name of partnership; you need not enter names of partners as additional Debtors. If Debtor is a registered organization (e.g., corporation, limited partnership, limited liability company), it is advisable to examine Debtor’s current filed charter documents to determine Debtor’s correct name, organization type, and jurisdiction of organization.

1b.	Individual Debtor. “Individual” means a natural person, this includes a sole proprietorship, whether or not operating under a trade name. Don’t use prefixes (Mr., Mrs., Ms.). Use suffix only for title of lineage (Jr., Sr., III) and not for other suffixes or titles (e.g., M.D.). Use married woman’s personal name (Mary Smith, not Mrs. John Smith). Enter individual Debtor’s family name (surname) in Last Name box, first given name in First Name box, and all additional given names in Middle Name box. For both organization and individual Debtors: Don’t use Debtor’s trade name, DBA, AKA, FKA, Division name, etc. in place of or combined with Debtor’s legal name; you may add such other names as additional Debtors if you wish (but this is neither required nor recommended).

1c.	An address is always required for the Debtor named in 1a or 1b.

1d.	Debtor’s taxpayer identification number (tax ID #) — social security number or employer identification number — may be required in some states.

1e,1f.	“Additional information re organization Debtor” is always required. Type of organization and jurisdiction of organization as well as Debtor’s exact legal name can be determined from Debtor’s current filed charter document. Organizational ID #, if any, is assigned by the agency where the charter document was filed; this is different from tax ID #; this should be entered preceded by the 2-character U.S. Postal identification of state of organization if one of the United States (e.g., CA12345, for a California corporation whose organizational ID # is 12345); if agency does not assign organizational ID #, check box in item 1g indicating “none.”
Note: If Debtor is a trust or a trustee acting with respect to property held in trust, enter Debtor’s name in Item 1 and attach Addendum (Form UCC1Ad) and check appropriate box in Item 17. If Debtor is a decedent’s estate, enter name of deceased individual in item 1b and attach Addendum (Form UCC1Ad) and check appropriate box in item 17. If Debtor is a transmitting utility or this Financing Statement is filed in connection with a Manufactured-Home Transaction or a Public-Finance Transaction as defined in applicable Commercial Code, attach Addendum (Form UCC1Ad) and check appropriate box in item 18.
2.	If an additional Debtor is included, complete item 2, determined and formatted per Instruction 1. To include further additional Debtors, or one or more additional Secured Parties, attach either Addendum (Form UCC1Ad) or other additional page(s), using correct name format. Follow Instruction 1 for determining and formatting additional names.

3.	Enter information for Secured Party or Total Assignee, determined and formatted per Instruction 1. If there is more than one Secured Party, see Instruction 2. If there has been a total assignment of the Secured Party’s interest prior to filing this form, you may either (1) enter Assignor S/P’s name and address in item 3 and file an Amendment (Form UCC3) [see item 5 of that form]; or (2) enter Total Assignee’s name and address in item 3 and, if you wish, also attaching Addendum (Form UCC1Ad) giving Assignor S/P’s name and address in item 12.

4.	Use item 4 to indicate the collateral covered by this Financing Statement. If space in item 4 is insufficient, put the entire collateral description or continuation of the collateral description on either Addendum (Form UCC1Ad) or other attached additional page(s).

5.	If filer desires (at filer’s option) to use titles of lessee and lessor, or consignee and consignor, or seller and buyer (in the case of accounts or chattel paper), or bailee and bailor instead of Debtor and Secured Party, check the appropriate box in item 5. If this is an agricultural lien (as defined in applicable Commercial Code) filing or is otherwise not a UCC security interest filing (e.g., a tax lien, judgment lien, etc.), check the appropriate box in item 5, complete items 1-7 as applicable and attach any other items required under other law.

6.	If this Financing Statement is filed as a fixture filing or if the collateral consists of timber to be cut or as-extracted collateral, complete items 1-5, check the box in item 6, and complete the required information (items 13, 14 and/or 15) on Addendum (Form UCC1Ad).

7.	This item is optional. Check appropriate box in item 7 to request Search Report(s) on all or some of the Debtors named in this Financing Statement. The Report will list all Financing Statements on file against the designated Debtor on the date of the Report, including this Financing Statement. There is an additional fee for each Report. If you have checked a box in item 7, file Search Report Copy together with Filing Officer Copy (and Acknowledgment Copy). Note: Not all states do searches and not all states will honor a search request made via this form; some states require a separate request form.

8.	This item is optional and is for filer’s use only. For filer’s convenience of reference, filer may enter in item 8 any identifying information (e.g., Secured Party’s loan number, law firm file number, Debtor’s name or other identification, state in which form is being filed, etc.) that filer may fine useful.

UCC FINANCING STATEMENT ADDENDUM FOLLOW INSTRUCTlONS (front and bach) CAREFULLY 9. NAME OF FIRST DEBTOR (1a or 1b) ON RELATED FINANCING STATEMENT 9a. ORGANIZATION’S NAME OR 9b. INDIVIDUAL’S LAST NAME FIRST NAME I MIDDLE NAME. SUFFIX 10. MISCELLANEOUS: THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 11. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME — Insert only one debtor name (11a or 11b) — do not abbreviate or combine names 11a ORGANIZATION’S NAME OR h™ 11b. INDIVIDUAL’S LAST NAME FIRST NAME MIDDLE NAME SUFFIX 11c. MAILING ADDRESS CITY” STATE POSTAL CODE COUNTRY 11d. TAX lD# SSN OR EN ADDL lNFO RE 11e, TYPE OF ORGANIZATION 11f. JURISDICTION OF ORGANIZATION 11g. ORGANIZATIONAL ID #, If any ORGANIZATION NONE .12. bb ADDITIONAL SECURED PARTY’S OR bb ASSIGNOR SIP’S NAME — insert only one name (12a or 12b) 12a. ORGANIZATION’S NAME 12b lNIVIDUAl’S LAST NAME FIRST NAME MIDDLE NAME SUFFIX 12c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY 13. This FINANCING STATEMENT covers bb timber to be out or bb as extracted 16, Additional collateral description; collateral, or is filed as a bb fixture filing. 14. 15. Description of real estate: 16. 15. Name and address of a RECORD OWNER of above-described real estate (if Debtor does not have a record Interest): 17 Check o nly if applicable and check only one box, Debtor is a bb trust or bb Trustee ading with respect to property held in trust or bb Decedent’s Estate 18. Check only if applicable and check only one box. bb Debtor Is a TRANSMITTING UTILITY bb Filed In connection with a Manufactured- Home Transaction —effective 30 years bb Filed in connection With a Public-Finance Transaction — effective 30 years FILING OFFICE COPY — NATIONAL UCC FINANCING STATEMENT ADDENDUM (FORM UCC1Ad)(REV. 07/29/98)

Instructions for National UCC Financing Statement (Form UCC1Ad)
9.	Insert name of first Debtor shown on Financing Statement to which this Addendum is related, exactly as shown in item 1 of Financing Statement.

10.	Miscellaneous: Under certain circumstances, additional information not provided on Financing Statement may be required. Also, some states have non-uniform requirements. Use this space to provide such additional information or to comply with such requirements; otherwise, leave blank.

11.	If this Addendum adds an additional Debtor, complete item 11 in accordance with Instruction 1 on Financing Statement. To add more than one additional Debtor, either use an additional Addendum form for each additional Debtor or replicate for ach additional Debtor for the formatting of Financing Statement item 1 on a 8-1/2 X 11 inch sheet (showing at the top of the sheet the name of the first Debtor shown on the Financing Statement), and in either case give complete information for each additional Debtor in accordance with Instruction 1 on Financing Statement. All additional Debtor information, especially the name, must be presented in proper format exactly identical to the format of item 1 of Financing Statement.

12.	If this Addendum adds an additional Secured Party, complete item 12 in accordance with Instruction 3 on Financing Statement. In the case of a total assignment of the Secured Party’s interest before the filing of this Financing Statement, if filer has given the name and address of the Total Assignee in item 3 of the Financing Statement, filer may give the Assignor S/P’s name and address in item 12.

13-15.	If collateral is timber to be cut or as-extracted collateral, or if this Financing Statement is filed as a fixture filing, check appropriate box in item 13; provide description of real estate in item 14; and, if Debtor is not a record owner of the described real estate, also provide, in item 15, the name and address of a record owner. Also provide collateral description in item 4 of Financing Statement. Also check box 6 on Financing Statement. Description of real estate must be sufficient under the applicable law of the jurisdiction where the real estate is located.

16.	Use this space to provide continued description of collateral, if you cannot complete description in item 4 of Financing Statement.

17.	If Debtor is a trust or a trustee acting with respect to property held in trust or is a decedent’s estate, check the appropriate box.

18.	If Debtor is a transmitting utility or if the Financing Statement relates to a Manufactured-Home Transaction or a Public-Finance Transaction as defined in the applicable Commercial Code, check the appropriate box.

EXHIBIT “F”
RENEWAL OPTIONS
     Provided Tenant is not in default and is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of five (5) years on the same terms and conditions as provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than nine (9) months before the expiration of the Term. On or before six (6) months prior to the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms and conditions as provided in this Lease, except as follows:
     (a) The Base Rent payable during each such extended Term shall be $4.91 psf per annum;
     (b) Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and
     (c) Landlord shall lease to Tenant the Premises in their then-current condition.
Tenant’s rights under this Exhibit “F” shall terminate if (i) this Lease or Tenant’s right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises (other than to an Affiliate), or (iii) Tenant fails to timely exercise its option under this Exhibit “F”, time being of the essence with respect to Tenant’s exercise thereof. If this Lease is renewed or extended, the word “Term” shall include the additional period covered by the renewal or extension, and this Lease shall apply to such additional period except as otherwise provided for herein.

F-1

EXHIBIT “G”
RIGHT OF FIRST OFFER
     Landlord hereby grants to Tenant a right of first offer to lease the remaining leasable space in the Building which is identified on Exhibit “G-1” attached hereto and made a part hereof (“Additional Space”) in accordance with the terms of this Exhibit “G”. At such time as Landlord desires to lease all or a portion of the Additional Space to an unaffiliated third party (“Third Party”), Landlord shall give Tenant written notice thereof (“Offer Notice”) and shall offer to lease to Tenant the Additional Space upon the terms and conditions stated in the Offer Notice. The Offer Notice shall specify the portion of the Additional Space subject to such offer, the rent to be paid for such Additional Space and the date on which the Additional Space in question shall be included in the Premises. Tenant shall notify Landlord in writing whether Tenant elects to lease all of such Additional Space, at the rental rate and upon the other terms and conditions set forth in the Offer Notice, within ten (10) business days after Landlord delivers the Offer Notice to Tenant. If Tenant timely elects to lease such Additional Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date such Additional Space is to be included in the Premises, providing for Tenant’s leasing of the Additional Space on the same terms and conditions as set forth in the Offer Notice. If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease the Additional Space to the Third Party or to any other party upon terms which are acceptable to Landlord. Tenant may not exercise its rights under this Exhibit “G” if Tenant is in default hereunder or if Tenant is not then occupying the entire Premises. Tenant’s rights under this Exhibit shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated or (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises (other than to an Affiliate).

G-1

Exhibit G-1

G-1-1

EXHIBIT “H”
[TEACHERS] FORM OF
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
(Fee Transaction Form)
     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 (“Lender”) and           , a [an] [individual] name of state [corporation] [limited liability company] [general partnership] [limited partnership] [d/b/a           ] with its principal place of business at           (“Tenant”).
RECITALS:
     A. Lender has made or is about to make a loan (together with all advances and increases, the “Loan”) to          , a [an] [individual] [corporation] [limited liability company] [general partnership] [limited partnership]                     (“Borrower’’).
     B. Borrower, as landlord, and Tenant have entered into a lease dated as amended by amendments dated                     (the “Lease”) which leased to Tenant [Suite No.           ] [Floor           ] [Store No.           ] (the “Leased Space”) located in the Property (defined below).
     C. The Loan is or will be secured by the [Open-End] Mortgage, Assignment of Leases and Rents, Fixture Filing Statement and Security Agreement recorded or to be recorded in the official records of the County of                     , State or Commonwealth of                      (together with all advances, increases, amendments or consolidations, the “Mortgage”) and the Assignment of Leases and Rents recorded or to be recorded in such official records (together with all amendments or consolidations, the “Assignment”), assigning to Lender the Lease and all rent, additional rent and other sums payable by Tenant under the Lease (the “Rent”).
     D. The Mortgage encumbers the real property, improvements and fixtures located at                      in the City of                     , County of                     , State of Commonwealth of                     , commonly known as                     , and described on Exhibit “A” (the “Property”).
     IN CONSIDERATION of the mutual agreements contained in this Agreement, Lender and Tenant agree as follows:
     1. The Lease and all of Tenant’s rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and all of Lender’s rights under the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender’s prior consent.
     2. This Agreement constitutes notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender, Tenant will pay the Rent as and when due under the Lease to Lender and the payments will be credited against the Rent due under the Lease.
     3. Tenant does not have and will not acquire any right or option to purchase any portion of or interest in the Property.
     4. Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default under this Agreement and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:

H-1

     (a) Lender will not name Tenant as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant’s possession of the Leased Space will not be disturbed.
     (b) If Lender or any other entity (a “Successor Landlord”) acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or deed-in-lieu of foreclosure (a “Foreclosure”), Tenant’s possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant; and
     (c) If, notwithstanding the foregoing, the Lease is terminated as a result of a Foreclosure, a lease between Successor Landlord and Tenant will be deemed created, with no further instrument required, on the same terms as the Lease except that the term of the replacement lease will be the then unexpired term of the Lease. Successor Landlord and Tenant will execute a replacement lease at the request of either.
     5. Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term. Tenant’s attornment will be self-operative with no further instrument required to effectuate the attornment except that at Successor Landlord’s request, Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.
     6. Successor Landlord will not be:
     (a) liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for repair and maintenance obligations of a continuing nature imposed on the landlord under the Lease;
     (b) required to credit Tenant with any Rent paid more than one month in advance or for any security deposit unless such Rent or security deposit has been received by Successor Landlord;
     (c) bound by any amendment, renewal or extension of the Lease that is inconsistent with the terms of this Agreement or is not in writing and signed both by Tenant and landlord;
     (d) bound by any reduction of the Rent unless the reduction is in connection with an extension or renewal of the Lease at prevailing market terms or was made with Lender’s prior consent;
     (e) bound by any reduction of the term1 of the Lease or any termination, cancellation or surrender of the Lease unless the reduction, termination, cancellation or surrender occurred during the last 6 months of the term or was made with Lender’s prior consent;
     (f) bound by any amendment, renewal or extension of the Lease entered into without Lender’s prior consent if the Leased Space represents 50% or more of the net rentable area of the building in which the Leased Space is located;
     (g) subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;
     (h) bound by any obligation to make improvements to the Property, including the Leased Space, to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commissions arising out of the Lease, except that Successor Landlord will be:
          (i) bound by any such obligations provided for in the Lender-approved form lease;

[1]	For purposes of this subparagraph “the term of the Lease” includes any renewal term after the right to renew has been exercised.

H-2

     (ii) bound by any such obligations if the overall economic terms of the Lease (including the economic terms of any renewal options) represented market terms for similar space in properties comparable to the Property when the Lease was executed; and
     (iii) bound to comply with the casualty and condemnation restoration provisions included in the Lease provided that Successor Landlord receives the insurance or condemnation proceeds; or
     (j) liable for obligations under the Lease with respect to any off-site property or facilities for the use of Tenant (such as off-site leased space or parking) unless Successor Landlord acquires in the Foreclosure the right, title or interest to the off-site property.
     7. Lender will have the right, but not the obligation, to cure any default by Borrower, as landlord, under the Lease. Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination or abatement will not be effective unless Tenant has so notified Lender of the default and Lender has had a 30-day cure period (or such longer period as may be necessary if the default is not susceptible to cure within 30 days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.
     8. All notices, requests or consents required or permitted to be given under this Agreement must be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.
     9. Any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord’s interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord. Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.
     10. This Agreement is governed by and will be construed in accordance with the laws of the state or commonwealth in which the Property is located.
     11. Lender and Tenant waive trial by jury in any proceeding brought by, or counterclaim asserted by, Lender or Tenant relating to this Agreement.
     12. If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement will prevail as between Successor Landlord and Tenant.
     13. This Agreement binds and inures to the benefit of Lender and Tenant and their respective successors, assigns, heirs, administrators, executors, agents and representatives.
     14. This Agreement contains the entire agreement between Lender and Tenant with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by Lender and Tenant.

H-3

     IN WITNESS WHEREOF, Lender and Tenant have executed and delivered this Agreement as of                     ,           .

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA, a New York
corporation

By:
Name:
Its:

Insert Name of Tenant
a[n] [individual] [corporation]
[limited liability company] [general partnership]
[limited partnership] [d/b/a

By:

Name:
Its:

H-4

STATE OF NEW YORK	)
	)	SS:
COUNTY OF NEW YORK	)
     Before me, a Notary Public, in and for said County, personally appeared _____, to me known and known to me to be the persons who, as Assistant Secretary of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, the Corporation which executed the foregoing instrument, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as such officers respectively; that the same is their free act and deed as such officers, respectively, and the free act and deed of said corporation; that they were duly authorized thereunto by its board of trustees; and that the seal affixed to said instrument is the corporate seal of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at New York, New York this            day of           ,           .

Notary Public
ACKNOWLEDGMENTS

INDIVIDUAL

STATE OF	)
	)	SS:
COUNTY OF	)
     On this            day of                     ,           , before me personally appeared               to me personally known to be the person described in and who executed the foregoing instrument, and acknowledged that               executed the same as their free act and deed.

Notary Public

My commission expires:

H-5

CORPORATE

STATE OF	)
	)	SS:
COUNTY OF	)
     On this            day of           ,      , before me, personally appeared            to me personally known, who, being by me duly sworn, did say he is the            of            and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

My commission expires:

PARTNERSHIP

STATE OF	)
	)	SS:
COUNTY OF	)
     In            County in said station on the            day of           ,           , before me personally appeared            as general partner of               PARTNERSHIP, to me known and known by me to be the party executing the foregoing and the acknowledged said instrument by him executed to be his free act and deed, and his free act and deed in his capacities as aforesaid, and the free act and deed of            PARTNERSHIP.

Notary Public

My commission expires:

H-6

EXHIBIT “A”
PROPERTY DESCRIPTION
Exhibit A to Subordination, Non-Disturbance and Attornment Agreement — Page 1

EXHIBIT “H”

STATE OF TEXAS	)

COUNTY OF DENTON	)
[SOUTHTRUST] FORM OF
SUBORDINATION, ATTORNMENT, AND NON-DISTURBANCE AGREEMENT
     THIS SUBORDINATION, ATTORNMENT, AND NON-DISTURBANCE AGREEMENT (this “Agreement”) is made and entered into as of the            day of           ,           , by and between                      (“Tenant”), and SOUTHTRUST BANK, an Alabama banking corporation (“Bank”).
R E C I T A L S:
     Tenant is the present tenant under that certain Lease Agreement dated                     , (hereinafter the “Lease”), with respect to an approximately            square feet of floor space located on the parcel of real property more particularly described in Exhibit A attached hereto and made a part hereof. The premises demised to Tenant under the Lease, as more particularly described therein, are referred to herein as the “Premises.”
     Alliance Gateway No.          , Ltd., as the landlord under the Lease (the “Landlord”), has obtained a loan from Bank, which is secured by a first Deed of Trust and Security Agreement covering the Premises and an Assignment of Rents and Leases which collaterally assign to Lender all leases relating thereto. Said Deed of Trust and Security Agreement and Assignment of Rents and Leases, as the same may hereafter be amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time (the consent of Tenant to which shall not be required), are referred to herein as the “Security Instruments.” As a condition to making such loan, Bank has required that Tenant execute this instrument. The Deed of Trust and the Assignment of Rents and Leases are recorded at Instrument No.                     , Volume           , Page           , and Instrument No.          , Volume           , Page           , respectively, of the Real Property Records of Denton County, Texas.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and as an inducement to Bank to extend financing to the Landlord, the parties hereto do mutually covenant and agree as follows:
     1. Subordination. The Lease shall at all times be subject and subordinate in all respects to the Security Instruments, the lien and security interest imposed by the Security Instruments, and all advances made under the Security Instruments.
     2. Bank’s Right to Cure. Notwithstanding anything to the contrary in the Lease or this Agreement, Tenant shall give prompt written notice to Bank of any default or breach by Landlord under the Lease that are of such a nature as to give Tenant a right to terminate the Lease, to reduce rent, or to credit or offset any amounts against future rents. After Bank receives such notice, Bank shall have a period of sixty (60) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Bank shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord.
     3. Non-Disturbance. So long as Tenant is not in default in the payment of rent, additional rent, or other charges or conditions of the Lease, Tenant shall not be disturbed by Bank in Tenant’s possession, enjoyment, use, and occupancy of the Premises during the original or any renewal term of the Lease or any extension or modification thereof.
     4. Payment of Rents to Bank. Upon Bank’s written request and without regard to contrary instructions from Landlord, Tenant agrees that it will make the payments to be made by Tenant under the Lease directly to Bank. Prior to the time that Bank shall succeed to the interest of Landlord in the Premises as described in Section 5 below, receipt of such payments by Bank shall not relieve Landlord of its obligations under the Lease nor operate to make Bank responsible for the performance thereof, and Tenant shall continue to look solely to Landlord for performance of such obligations.
     5. Attornment. If the interest of Landlord in the Premises shall be acquired by Bank or any other successor landlord through foreclosure, deed in lieu of foreclosure, or by any other method, and Bank shall succeed to the interest of Landlord under the Lease, then the Lease shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms thereof. Tenant shall thereupon be bound to Bank, and Bank shall be bound to Tenant, under all the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof, with the same force and effect as if Bank was the original landlord under the Lease. Tenant does hereby attorn to Bank as its landlord, said attornment to be effective and self-operative without the execution of any additional documents by the parties hereto immediately upon Bank’s succeeding to the interest of Landlord under the Lease.
     6. Protection of Bank. Notwithstanding anything to the contrary in the Lease or the Security Instruments, Bank shall not be liable for or bound by any of the following matters:
(a)	except for any default or breach of which Bank has been notified pursuant to Section 2 hereof but has failed to cure, any default or breach in the Landlord’s obligations under the Lease occurring prior to the time Bank succeeds to the interest of Landlord in the Premises;

(b)	any payment of rent (including fixed rent, percentage rent, or additional rent) that Tenant might have made to Landlord more than thirty (30) days before the date such rent was first due and payable under the Lease with respect to any period after the time Bank succeeds to the interest of Landlord in the Premises;

(c)	any deposit or security which was delivered to Landlord but which was not subsequently delivered to Bank;

(d)	any modification or amendment to the Lease, or any waiver of any terms of the Lease, made without Bank’s prior written consent as required by the Security Instruments;

(e)	any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, made without Bank’s prior written consent as required by the Security Instruments; or

(f)	any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any construction, alterations, demolition, or other improvements or work at the Shopping Center, including the Premises (other than day-to-day maintenance and repairs).
     7. Notices. All notices, demands, or requests, and responses thereto, required or permitted to be given pursuant to this Agreement shall be in writing and shall be given or served by the United States mail, postage prepaid and certified with return receipt requested, or by a nationally recognized overnight courier service, addressed as follows:
     If to Bank:
SouthTrust Bank
Post Office Box 2554
Commercial Real Estate Group
Birmingham, Alabama 35290

     And to:
     South Trust Bank
     230 Fourth Avenue North
     Eighth Floor
     Nashville, Tennessee 37219
     Attn: Mr. Daniel S. Harrington
     If to Tenant:

or at such other single address in the United States as either party may by notice in writing designate. Any notice shall be effective the next business day after being sent by overnight courier service and five (5) business days after being sent by certified mail (return receipt requested).
     8. Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns. If Bank assigns the Security Instruments, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.
     9. Entire Agreement. This Agreement constitutes the entire agreement between Bank and Tenant regarding the subordination of the Lease to the Security Instruments and the rights and obligations of Tenant and Bank as to the subject matter of this Agreement.
     10. Interaction with Lease with Security Instruments. If this Agreement conflicts with the Lease, then this Agreement shall govern as between Tenant and Bank, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Security Instruments. Bank confirms that Bank has consented to Landlord’s entering into the Lease.
     11. Interpretation; Governing Law. The interpretation, validity, and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of Texas.
     12. Amendments. This Agreement may be amended, discharged, or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.
     13. Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
     14. Waiver of Jury Trial. THE PARTIES HERETO WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE LEASE, OR THE SECURITY INSTRUMENTS. TENANT CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF BANK OR BANK’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF JURY TRIAL PROVISION.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed, as of the day and year first above written.

TENANT:

By:

Name:

Its:

Date of execution:

BANK:

SOUTHTRUST BANK

By:

Name:

Its:

Date of execution:

STATE OF	)

COUNTY OF	)

     This instrument was acknowledged before me on _________, _____ by _____, _____ of _____ on behalf of _______________.

Notary Public
My commission expires:

[NOTARIAL SEAL]

STATE OF	)

COUNTY OF	)

     This instrument was acknowledged before me on _________, _____ by Daniel S. Harrington, Group Vice President of SouthTrust Bank, an Alabama banking corporation, on behalf of said corporation.

Notary Public
My commission expires:

[NOTARIAL SEAL]

LANDLORD’S CONSENT
     Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive, or diminish any of Landlord’s obligations under the Security Instruments or the Lease. The foregoing Agreement discharges the obligations of Bank under the Security Instruments and related loan documents, if any, to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the foregoing Agreement.

LANDLORD:

ALLIANCE GATEWAY NO. 58, LTD.

By:	Hillwood Alliance Management, L.P.,
a Texas limited partnership,
its general partner

	By:	Hillwood Alliance GP, LLC,
a Texas limited liability company,
its general partner

By:

Name:

Its:

STATE OF TEXAS	)
COUNTY OF	)

     This instrument was acknowledged before me on _____, 2003, by __________, __________ of Hillwood Alliance GP, LLC, a Texas limited liability company, the general partner of Hillwood Alliance Management, L.P. a Texas limited partnership, general partner of Alliance Gateway No. 58, Ltd., a Texas limited partnership, on behalf of said limited partnership.

Notary Public
My commission expires:

[NOTARIAL SEAL]

EXHIBIT “A”
TO
SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT
[insert legal description]

EXHIBIT “I”
IRREVOCABLE LETTER OF CREDIT

MAXIMUM AMOUNT U.S. $175,000.00	No. _____

Effective Date: __________, 2003

To:	Alliance Gateway No. 58, Ltd.
c/o Hillwood Development Company, LLC
13600 Heritage Parkway, Suite 200
Fort Worth, Texas 76177
Attention: Bill Burton
Gentlemen:
     We hereby establish in your favor our Irrevocable Letter of Credit No. _____ up to an aggregate amount of One Hundred Seventy-Five Thousand and 00/100 Dollars ($175,000.00) for the account of Victor Equipment Company, subject to the following limitations:
1.	Funds under this Letter of Credit are available by your drafts at sight marked “Drawn under __________ Letter of Credit No. _____ Dated _____, 2003.”

2.	Drafts must be accompanied by a signed Draw Certificate in the form attached hereto.

3.	We hereby agree with the drawers, endorsers and bona fide holders of all drafts drawn under and in compliance with the terms of this credit to duly honor each draft drawn under and in compliance with the terms of this credit if presented at our offices at _______________ on or before the close of business on __________, 200__.

4.	This Letter of Credit shall expire on __________, 200__.

5.	This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500, and, except as to matters governed thereby, shall be governed and construed in accordance with the internal laws of the State of Texas, as such laws presently exist or as may be amended in the future.

6.	Partial draws are allowed.

By:

Its:

I-1

Draw Certificate
to Irrevocable Letter of Credit No. _____
dated _____, 200__, issued by
_______________
Irrevocable Letter of Credit No. __________
Alliance Gateway No. 58, Ltd. hereby Certifies, with reference to Irrevocable Letter of Credit No. _____ (the “Letter of Credit”) issued by __________ for the account of Victor Equipment Company, that:
An “Event of Default” has occurred under that certain lease between Alliance Gateway No. 58, Ltd. and Victor Equipment Company, Alliance Gateway No. 58, Ltd. is hereby requesting a draw of $_____ under the Letter of Credit in such amount.
IN WITNESS WHEREOF, Alliance Gateway No. 58, Ltd. has executed and delivered this Draw Certificate as of the __________ day of __________, __________.
ALLIANCE GATEWAY NO. 58, LTD.,
a Texas limited partnership

By:	Hillwood Alliance Management, L.P.,
a Texas limited partnership,
its general partner

	By:	Hillwood Alliance GP, LLC,
a Texas limited liability
company, its general partner

By:

Name:

Its:

I-2